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                                                                    EXHIBIT 10.2


                            SPACETEC IMC CORPORATION

              Amended and Restated 1995 Director Stock Option Plan
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            As amended by the Board of Directors on December 4, 1996
                       subject to Stockholders' approval


     The purpose of this Amended and Restated 1995 Director Stock Option Plan (the "Plan") of Spacetec IMC Corporation (the "Company") is to attract and retain highly qualified non-employee directors of the Company and to encourage ownership of stock of the Company by such Directors so as to provide additional incentives to promote the success of the Company.

1.  ADMINISTRATION OF THE PLAN.

     Grants of stock options under the Plan shall be automatic as provided in
Section 6. However, all questions of interpretation with respect to the Plan and options granted under it shall be determined by the Board of Directors of the Company (the "Board") or by a committee consisting of one or more directors appointed by the Board and such determination shall be final and binding upon all persons having an interest in the Plan.

2.  PERSONS ELIGIBLE TO PARTICIPATE IN THE PLAN.

     Each director of the Company who is not an employee of the Company or of any subsidiary of the Company shall be eligible to participate in the Plan unless such director irrevocably elects not to participate.

3.  SHARES SUBJECT TO THE PLAN.

     (a) The aggregate number of shares of the Company's Common Stock which may be optioned under this Plan is 225,000 shares. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

     (b) In the event of a stock dividend, split-up, combination or reclassification of shares, recapitalization or other similar capital change relating to the Company's Common Stock, the maximum aggregate number and kind of shares or securities of the Company as to which options may be granted under this Plan and as to which options then outstanding shall be exercisable, and the option price of such options shall be appropriately adjusted so that the proportionate number of shares or other securities as to which options may be granted and the proportionate interest of holders of outstanding options shall be maintained as before the occurrence of such event.
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     (c)  In the event of a consolidation or merger of the Company with another corporation where the Company's stockholders do not own a majority in interest of the surviving or resulting corporation, or the sale or exchange of all or substantially all of the assets of the Company, or a reorganization or liquidation of the Company, any deferred exercise period shall be automatically accelerated and each holder of an outstanding option shall be entitled to receive upon exercise and payment in accordance with the terms of the option the same shares, securities or property as he would have been entitled to receive upon the occurrence of such event if he had been, immediately prior to such event, the holder of the number of shares of Common Stock purchasable under his or her option; provided, however, that in lieu of the foregoing the Board may upon written notice to each holder of an outstanding option or right under the Plan, provide that such option or right shall terminate on a date not less than 20 days after the date of such notice unless theretofore exercised.

     (d) Whenever options under this Plan lapse or terminate or otherwise become unexercisable the shares of Common Stock which were subject to such options may again be subjected to options under this Plan. The Company shall at all times while this Plan is in force reserve such number of shares of Common Stock as will be sufficient to satisfy the requirements of this Plan.

4.  NON-STATUTORY STOCK OPTIONS.

     All options granted under this Plan shall be non-statutory options not entitled to special tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

5.  FORM OF OPTIONS.

     Options granted hereunder shall be in substantially the form of the attached Exhibit A or in such other form as the Board or any committee appointed
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pursuant to Section 1 above may from time to time determine.

6.  GRANT OF OPTIONS AND OPTION TERMS.

     (A) AUTOMATIC GRANT OF OPTIONS. On December 31, 1996, each of Morton E. Goulder and Jerry H. Loyd shall be granted an option to purchase 20,000 shares of Common Stock, provided such individuals are serving as directors of the Company on that date. Also on December 31, 1996, J. Grant Jagelman shall be granted an option to purchase 14,000 shares of Common Stock, provided such individual is serving as director of the Company on that date. Upon the election of any new eligible director of the Company, such new director shall be granted an option to purchase 10,000 shares of Common Stock (the options granted to Messrs. Goulder, Loyd, Jagelman and any such new director are hereinafter collectively referred to as the "Initial Options"). Upon each December 31st thereafter, any eligible director serving as such on that date shall automatically be granted options to purchase 10,000 shares of Common Stock (the "Annual Options"). No options shall be granted

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hereunder after ten years from the date on which this Plan was initially approved and adopted by the Board.

     (B) DATE OF GRANT. The "Date of Grant" for the Initial Options granted under this Plan shall be December 31, 1996 in the case of Messrs. Goulder, Loyd and Jagelman and the date of election in the case of any new eligible director. The "Date of Grant" for the Annual Options granted under this Plan shall be December 31 of each year that the eligible director is serving as such.

     (C) OPTION PRICE. The option price for each option granted under this Plan shall be the current fair market value of a share of Common Stock of the Company as determined by the last sale price for the Company's Common Stock as reported by the National Association of Securities Dealers Automated Quotations National Market for the business day immediately preceding the Date of Grant.

     (D) TERM OF OPTION. The term of each option granted under this Plan shall be ten years from the Date of Grant.

     (E) EXERCISABILITY OF OPTIONS. (i) The Initial Options granted under this Plan shall become exercisable with respect to thirty percent (30%) of the shares granted on the Date of Grant, thirty percent (30%) of the shares granted on the second anniversary of the Date of Grant and forty percent (40%) of the shares granted on the third anniversary of the Date of Grant if and only if the option holder is a member of the Board at the opening of business on that date (i.e., the Initial Options to purchase 20,000 shares of Common Stock granted upon the adoption of this Plan will become exercisable with respect to 6,000 shares immediately on the Date of Grant, 6,000 shares of Common Stock on the second anniversary of the Date of Grant and 8,000 shares of Common Stock on the third anniversary of the Date of Grant). (ii) The Annual Options granted under this Plan shall become exercisable with respect to 3,000 shares on the Date of Grant, 3,000 shares on the second anniversary of the Date of Grant and 4,000 shares on the third anniversary of the Date of Grant if and only if the option holder is a member of the Board at the opening of business on that date.

     (F) GENERAL EXERCISE TERMS. Directors holding exercisable options under this Plan who cease to serve as members of the Board may, during their lifetime, exercise the rights they had under such options at the time they ceased being a director for the full unexpired term of such option. Any rights that have not yet become exercisable shall terminate upon cessation of membership on the Board. Upon the death of a director, those entitled to do so shall have the right, at any time within twelve months after the date of death, to exercise in whole or in part any rights which were available to the director at the time of his or her death. The rights of the option holder may be exercised by the holder's guardian or legal representative in the case of disability and by the beneficiary designated by the holder in writing delivered to the Company or, if none has been designated, by the holder's estate or his or her transferee on death in accordance with this Plan, in the case of death. Options granted under the Plan shall terminate, and no rights thereunder may be exercised, after the expiration of the applicable exercise period. Notwithstanding the foregoing provisions of this section, no rights under any options may be exercised after the expiration of ten years from their Date of Grant.

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     (G)  METHOD OF EXERCISE AND PAYMENT.  Options may be exercised only by written notice to the Company at its head office accompanied by payment of the full option price for the shares of Common Stock as to which they are exercised. The option price shall be paid in cash or by check or in shares of Common Stock of the Company, or in any combination thereof. Shares of Common Stock surrendered in payment of the option price shall have been held by the person exercising the option for at least six months, unless otherwise permitted by the Board. The value of shares delivered in payment of the option price shall be their fair market value, as determined in accordance with Section 6(c) above, as of the date of exercise. Upon receipt of such notice and payment, the Company shall promptly issue and deliver to the optionee (or other person entitled to exercise the option) a certificate or certificates for the number of shares as to which the exercise is made.

     (H) LIMITATIONS ON TRANSFERABILITY. Options shall not be transferable by the recipient other than by will or the laws of descent and distribution and are exercisable during such person's lifetime only by such person or by such person's guardian or legal representative; provided that the Board or any committee appointed by the Board may in its discretion waive such restriction in any case.

7.  LIMITATION OF RIGHTS.

     (A) NO RIGHT TO CONTINUE AS A DIRECTOR. Neither the Plan, nor the granting of an option or any other action taken pursuant to the Plan, shall constitute an agreement or understanding, express or implied, that the Company will retain an option holder as a director for any period of time or at any particular rate of compensation.

     (B) NO STOCKHOLDERS' RIGHTS FOR OPTIONS. A director shall have no rights as a stockholder with respect to the shares covered by options until the date the director exercises such options and pays the option price to the Company, and no adjustment will be made for dividends or other rights for which the record date is prior to the date such option is exercised and paid for.

8.  AMENDMENT OR TERMINATION.

     The Board may amend or terminate this Plan at any time. The Board may amend or modify any outstanding option in any respect, provided that the optionee's consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the optionee.

9.  STOCKHOLDER APPROVAL.

     This Plan as amended and restated by the Board on December 4, 1996 is subject to approval by the stockholders of the Company by the affirmative vote of the holders of a majority of the shares of Common Stock of the Company present, or represented and entitled to vote, at a meeting duly held in accordance with the laws of the State of Massachusetts. In the event such approval is not obtained, all options granted under this Plan shall be void and without effect.

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10.  GOVERNING LAW.

     This Plan shall be governed by and interpreted in accordance with the laws of the State of Massachusetts.

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